Indoor Harvest Corp Provides Recap of 2013-2014 and Guidance for 2015

Houston, Texas, January 26, 2014 — Indoor Harvest, Corp., through its brand name Indoor Harvest™, is a design build contractor, developer, marketer and direct-seller of commercial grade aeroponic and hydroponic fixtures and supporting systems for use in urban Controlled Environment Agriculture and Building Integrated Agriculture. The Company is pleased to provide an operational recap of 2013 and 2014 as well as guidance for 2015.

A Recap of 2013 and 2014

2014 proved to be a pivotal year for the Company as we managed to achieve several major milestones. The biggest was being the first Company having a possible ancillary business model for cannabis to go public directly by filing a Form S-1 Registration Statement with the Securities and Exchange Commission ("SEC") rather than a public shell reverse merger. Our Registration Statement went effective by operation of law on November 7, 2014.

On January 15, 2015, we were assigned by FINRA the ticker symbol INQD which will allow our common stock to be quoted and traded in the market for unlisted securities on the over-the-counter market. We will be applying and seeking quotation on OTC Markets Group's Venture Marketplace, OTCQB in the near future.

On November 26, 2014, we filed our first quarterly report as a fully reporting Company with the SEC.  This report and other information filed by us with the SEC are available at the web site maintained by the SEC at http://www.sec.gov.

We began conducting initial research for a new type of aeroponic design in late 2011. In 2013, we completed three technology pilots and provided proof of concept on a modular aeroponic system by growing a variety of leafy lettuce and basil. On May 15, 2013, we filed a provisional application for patent with the United States Patent and Trademark Office to extend protection of our invention and subsequently filed a non-provisional application for patent on May 15, 2014. Our application was published on November 20, 2014 as US-2014-0338261-A1, a "Modular aeroponic system and related methods." We are currently patent pending.

Aeroponics is the process of growing plants in an air or mist environment without the use of soil or an aggregate medium (known as geoponics). Aeroponic culture differs from both conventional hydroponics and in-vitro (plant tissue culture) growing. Unlike hydroponics, which uses water as growing medium and essential minerals to sustain plant growth, aeroponics is conducted without a growing medium. Because water is used in aerponics to transmit nutrients, it is sometimes considered a type of hydroponics.

Our aeroponic technology is the first fixture based system that allows configuration for both low pressure and high pressure operation and can be operated both drain to waste, or recycled. The system also uses a modular lid and internal manifold design that allows complete custom ability for a wide range of cultivars and plant spacing.

On September 18, 2013, we entered into a material transfer agreement with the Massachusetts Institute of Technology's Media Lab ("MIT Media Lab") to provide aeroponic system components for MITCityFarm. The MITCityFarm project is part of MIT Media Lab's City Science Initiative. We have been responsible for providing technical assistance and materials as a "Technical Systems Adviser" to MITCityFarm. We originally provided MITCityFarm with a scaled down prototype version of our larger aeroponic design as part of their initial pilot. After almost a year of using the initial system we were tasked with building a larger platform for MITCityFarm's growing research. The new platform included both hydroponic and aeroponic systems. The new platform was installed on September 8, 2014 and has since grown a wide variety of cultivars to include broccoli, strawberries, lettuces, basil, kale and a variety of herbs. Information about MITCityFarm, its research and open Ag Project can be found at the following link:

http://mitcityfarm.media.mit.edu/

On December 18, 2014, we entered into a Cannabis Production Pilot Agreement with Tweed Marijuana Inc., a TSX Venture Exchange listed company and its wholly-owned subsidiaries Tweed Inc. and Tweed Farms Inc. (formerly Prime1 Construction Services Corp.) which are licensed producers of medical cannabis in Canada. The principal activities of Tweed are the production and sale of cannabis through its wholly owned subsidiaries out of Tweed Inc.'s facility in Smiths Falls, Ontario and Tweed Farms Inc.'s facility in Niagara-on-the-Lake, Ontario as regulated by the Marihuana for Medical Purposes Regulations.

The Pilot Project will test the production of Cannabis using an aeroponic system designed by Indoor Harvest. The Pilot Project will make a record of the growth rate, phytocannabinoid production, water usage, fertilizer usage and labor using the aeroponic system(s) provided by Indoor Harvest. Upon conclusion of the pilot, Tweed will have the option to request design build services. Indoor Harvest would be provided a 10 year exclusive manufacturing contract on any approved designs and both parties would share certain intellectual property rights.

As of September 30, 2014 we had accumulated a deficit of $526,734 during our development stage. Our total stockholders' equity stood at $411,907. Since inception, our primary focus has been developing, testing and refining our technology and methods. Satisfied that our technology is now ready for commercial use, we are currently in the process of tooling up for commercial production. We will be unveiling our initial designs at the Indoor Ag-Con on March 31 - April 1, 2015 in Las Vegas. More information about the upcoming Indoor Ag-Con can be found at http://indoor.ag/

Guidance for 2015

Since the start of this year, we have been constructing a prototype aeroponic mobile research lab based on our modular aeroponic system. The lab will be used as part of the initial Cannabis Pilot with Tweed. The data and information yielded in this pilot will be used towards designing a large scale commercial platform specifically for cannabis cultivation. Tweed is under no obligation to use our designs, or purchase equipment from us. Tweed has graciously agreed to provide us space to conduct research in their state-of-the-art-facility and we are providing our mobile research labs free of charge. At the conclusion of the first phase of the pilot project, should the results impress, Tweed will be given exclusive rights to the subsequently developed commercial system in all jurisdictions outside the United States.  We will retain exclusive rights to the system within the United States. We will also be given exclusive manufacturing rights for all systems manufactured for Tweed for a period of 10 years.

Chad Sykes, the founder and CEO of Indoor Harvest stated, "We are extremely excited to have been given the opportunity to work with what we believe to be one of the best brands producing and selling medical grade cannabis under the Marihuana for Medical Purposes Regulations in Canada. With medical cannabis heavily regulated and legal under federal law in Canada, we felt it was the best place to conduct our research at this time.  We look forward to proving our technology to Tweed as well as collaborating with their amazing team of researchers. Based upon our experience with our system, we're hoping to show a large reduction in the amount of water used, a 40%-60% reduction in plant nutrients and a 20%-30% faster vegetative growth cycle. Our systems are soilless, completely eliminating the need for costly mediums such as rockwool or coco substrates. By eliminating grow mediums, we also eliminate the labor associated with them. This could translate into a nice reduction in the costs associated with cannabis production while reducing the impact on the environment."

Notwithstanding our project with Tweed, we do not view ourselves as a "cannabis company." All of our R&D and operations to date have been focused with a view of serving the vertical farming industry.  Nothing in our business plan involves any activities that directly or indirectly violate either the Department of Justice ("DOJ") Cole Memorandum or the related FinCEN guidance. In the future, we will require any individual or entity purchasing equipment for cultivation of cannabis, to provide us proof that they are legally allowed to cultivate cannabis and that they have policies in place to ensure adherence to DOJ and FinCEN guidance.

In late December 2013, the Company began development of a framing system for vertical farming of culinary herbs, microgreens and leafy greens. In keeping with our modular fixture based approach, we have developed a universal framing system that is designed to work with standard strut framing systems, Illumitex® brand horticulture LED's and standard hydroponic systems. Our framing system is also designed for use with our modular aeroponic system, making our complete product line interchangeable.

The Company is also currently constructing a full service research lab within our existing 10,000 sq.ft. facility. We expect construction to be completed in the 2nd Quarter of 2015. We will be installing six large aeroponic systems and six large shallow raft systems. The lab will serve as both our showroom and research facility in order to collect data on various cultivars in order to develop new platforms, fixtures and collect data on possible new business plans for vertical farming. We will also use the facility to begin developing automated controls and best practices.

We are expecting to be in a position to begin limited sales and offering design build services in the 2nd Quarter of 2015. We do not expect to generate significant revenue or profit from operations in 2015 and we will require additional capital investments in order to properly scale to meet the expected demand. The first half of 2015 will be primarily focused on completing tooling, developing marketing materials, attending industry conferences to build brand awareness, hiring and training sales staff, building our management team and creating a board of directors to provide better governance and guidance.

Harking back to the early days in the development of the computer industries, Indoor Harvest's CEO and founder Chad Sykes commented, "We've come a long way since this Company started in my garage back in 2011 growing lettuce and basil. If not for the faith of our investors, none of this would have ever happened. I thank you and above all else, thank you for your patience. We've developed some really strong industry relationships, landed some prestigious collaborations and built a platform technology that I believe will be considered the state-of-the-art for aeroponics and hydroponic systems. We now have to make the transition from proof of concept to a viable, commercial entity. We are working to make 2015 the year we scale up in order to make that happen."

Consistent with the SEC's April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook and Twitter. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter or Facebook.

Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest, Corp., through its brand name Indoor Harvest™, is an emerging design build contractor and OEM manufacturer of commercial aeroponic and hydroponic system fixtures and framing systems for use in Controlled Environment Agriculture and Building Integrated Agriculture. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. We are developing our aeroponic and hydroponic systems for use by both horticulture enthusiasts and commercial operators who seek to utilize aeroponic and hydroponic vertical farming methods within a controlled indoor environment. Please visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest's current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Indoor Harvest, Corp.
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com